Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of The Nasdaq Stock Market, Inc. (the “Company”) for the quarter ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert Greifeld, as President and Chief Executive Officer of the Company and David P. Warren, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

/s/ Robert Greifeld
Name:	Robert Greifeld
Title:	President and Chief Executive Officer
Date:	May 9, 2007

/s/ David P. Warren
Name:	David P. Warren
Title:	Executive Vice President and Chief Financial Officer
Date:	May 9, 2007

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

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